                            SCHEDULE 14A INFORMATION
 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934
                               (AMENDMENT NO. __)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-b(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            L.A. T SPORTSWEAR, INC.
      ------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 NOT APPLICABLE
      ------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1) Title of each class of securities to which transaction applies:

                  ---------------

         2)       Aggregate number of securities to which transaction applies:

                  ---------------

         3)       Per unit price or other underlying value of transaction
                  computed pursuant to Exchange Act Rule 0- 11:(1)
                                                                   -----------------------------

         4)       Proposed maximum aggregate value of transaction:
                                                                   -----------------------------

         5)       Total fee paid:
                                 ---------------------------------------------------------------


[ ]      Fee paid previously with preliminary materials.

[ ]      Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:
                                        --------------------------------------------------------

         2)      Form, Schedule or Registration Statement No.:
                                                              ----------------------------------

         3)      Filing Party:
                              ------------------------------------------------------------------

         4)      Date Filed:
                            --------------------------------------------------------------------


--------------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                           L.A. T SPORTSWEAR, INC.
                              1200 Airport Drive
                          Ball Ground, Georgia 30107

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held May 22, 1997




           To the Holders of Common Stock of L.A. T SPORTSWEAR, Inc.:


        Notice is hereby given that the Annual Meeting of Stockholders of L.A. T Sportswear, Inc., a Georgia corporation (the "Company"), will be held at the offices of Smith, Gambrell & Russell, LLP, 3343 Peachtree Road, NE, Suite 1800, Atlanta, Georgia 30326-1010, on Thursday, May 22, 1997 at 10:00 a.m. for the following purposes:

(1) To elect four (4) directors to serve for a term of one year and until their successors have been elected and qualified; and

(2) To conduct such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record as of the close of business on April 17, 1997 will be entitled to notice of and to vote at the meeting or any adjournment thereof.


                                 By Order of the Board of Directors




                                 J. David Keller
                                 President and Secretary


Ball Ground, Georgia
April 25, 1997


YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                            L.A. T SPORTSWEAR, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 22, 1997

                 ----------------------------------------------

                               PROXY STATEMENT

                 ----------------------------------------------


        This proxy statement and form of proxy, which are first being mailed to stockholders on or about April 25, 1997, are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of L.A. T Sportswear, Inc. (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held at the offices of Smith, Gambrell & Russell, LLP, 3343 Peachtree Road, NE, Suite 1800, Atlanta, Georgia 30326-1010 on Thursday, May 22, 1997, at 10:00 a.m. local time and at any or all adjournments or postponements thereof. The address of the principal executive offices of the Company is 1200 Airport Drive, Ball Ground, Georgia 30107 and the Company's telephone number is (770) 479-1877.

        The cost of this solicitation will be borne by the Company. In addition to the mails, proxies may be solicited by officers and regular employees of the Company, without remuneration, by personal interviews, telephone and facsimile. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners of stock entitled to vote at the meeting, and such persons will be reimbursed for the out-of-pocket expenses incurred by them in this connection.

        Any proxy given pursuant to this solicitation may be revoked by any stockholder who attends the meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted in accordance with the stockholder's directions specified thereon. Where no direction is specified, proxies will be voted FOR the election of the nominees for director named herein, and, on other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates.

        Only stockholders of record at the close of business on April 17, 1997 will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. As of April 17, 1997, the Company had outstanding 4,200,001 shares of common stock. Each share of common stock issued and outstanding on such record date is entitled to one vote.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of April 17, 1997 with respect to the beneficial ownership of the Company's common stock by (i) each person known by the Company to own beneficially more than five percent (5%) of the Company's common stock, (ii) each director of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation table on page 5, and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, the named person has sole voting and investment power with respect to all shares.

                                                       Shares of
                                                       Common Stock                       Percent of
           Beneficial Owner                        Beneficially Owned                Outstanding Shares
           ----------------                        ------------------                ------------------
 Isador E. Mitzner                                    1,955,844                             46.6%
      1200 Airport Road
      Ball Ground, Georgia  30107

 J. David Keller                                        653,651                             15.6
      1200 Airport Road
      Ball Ground, Georgia  30107

 Nathan Koenigsberg                                     273,504                              6.5
      2606 Oakmont
      Ft. Lauderdale, Florida  33332

 Robert C. Aldworth                                      90,000 (1)                          2.1

 Kenneth L. Bernhardt                                     3,000 (2)                          *

 Irwin Lowenstein                                         3,000                              *

 A Gordon Tunstall (3)                                    1,000                              *

 All Directors and Executive                          2,706,495                             63.8%
      Officers as a Group (8 persons)

------------

 *   Less than 1%.

(1)  Includes 40,000 shares subject to presently exercisable stock options.

(2)  Shares owned jointly by Mr. Bernhardt and his wife.

(3) Mr. Tunstall is currently a director of the Company, but will not stand for reelection at the 1997 Annual Meeting of Shareholders.

        There are no arrangements known to the Company, the operation of which may, at a subsequent date, result in a change in control of the Company.

                                AGENDA ITEM ONE
                             ELECTION OF DIRECTORS

        The Board of Directors of the Company, pursuant to the Company's Bylaws, has set the number of directors to serve for the next year at four, all of whom are to be elected at the Annual Meeting. Proxies received will be voted for all the nominees named below, unless authority to do so is withheld. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the persons named as proxies therein will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution by the present Board of Directors. Management knows of no current circumstances which would render any nominee named herein unable to accept nomination or to serve if elected.

        Members of the Board of Directors are elected annually to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Directors will be elected by a plurality of the votes of the shares present or represented by proxy at the meeting and entitled to vote on the election of directors.

        The following persons have been nominated by management for election to the Board of Directors:

        ISADOR E. MITZNER, age 45, was the founder of the Company and its predecessors, and has served as its Chairman and Chief Executive Officer since its inception in 1978.

        J. DAVID KELLER, age 49, joined the Company in March 1981 and has served as President of the manufacturing division since 1987. Mr. Keller has served as a director of the Company since 1986, as President since October 1993, and as Secretary of the Company since March 1995. For three years prior to joining the Company, Mr. Keller worked for Hanes Activewear as a sales representative in the Southeast United States and the Caribbean.

        KENNETH L. BERNHARDT, age 53, is Regents Professor of Marketing and former Chairman of the Department of Marketing at Georgia State University, Atlanta, Georgia where he has been a member of the faculty since 1972. Mr. Bernhardt has served as a director of the Company since July 1994. He also serves as a director of The Bankers Note, a chain of retail clothing stores based in Atlanta, Georgia, and Third Millennium Communications, Inc.

        IRWIN LOWENSTEIN, age 61, has served as President of Rhodes, Inc., a national furniture retailer based in Atlanta, since 1977, as Chief Executive Officer of such company since 1989 and as Chairman of the Board since 1994. Mr. Lowenstein has served as a director of the Company since July 1994.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

COMMITTEES OF THE BOARD AND MEETINGS

        The Company's Board of Directors presently has the following standing committees:

        (A) The Audit Committee, currently comprised of Messrs. Bernhardt and Tunstall. For 1997, the Audit Committee will consist of Messrs. Bernhardt and Lowenstein. The Audit Committee, which did not meet separately in 1996 (all relevant audit discussions being held at the full Board of Directors level), is authorized to review and make recommendations to the Board of Directors on the results of the Company's external audit and to recommend to the Board of Directors the appointment of independent auditors for the Company.

        (B) The Compensation Committee, currently comprised of Messrs. Mitzner and Tunstall. For 1997, the Compensation Committee will consist of Messrs. Mitzner, Bernhardt and Lowenstein. The Compensation Committee, which did not meet in 1996, is authorized to review and make recommendations to the Board of Directors with respect to establishing salaries, bonuses and other compensation for the Company's officers.

        (C) The Stock Option Committee, currently comprised of Messrs. Bernhardt and Lowenstein. During 1996, the Stock Option Committee was comprised of Messrs. Mitzner and Keller (neither of whom was eligible to participate in the Company's stock option plans). The Stock Option Committee, which met one time and acted three times by unanimous written consent in 1996, is responsible for administering the Company's 1993 Employee Incentive Plan and Outside Directors Incentive Plan.

        The Company does not have a Directors Nominating Committee, that function being reserved to the entire Board of Directors.

        During 1996, the Board of Directors held a total of five meetings and acted two times by unanimous written consent. Each incumbent director attended at least 75% of the aggregate number of meetings held by the Board and by the Committees of the Board on which he served during the term of his service.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than 10% of the outstanding common stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the common stock of the Company held by such persons. Officers, directors and greater than 10% stockholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with, except that one report relating to one transaction was filed late by each of Messrs. Bernhardt, Koenigsberg, Lowenstein and Tunstall.

                             EXECUTIVE COMPENSATION

        The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and any other officer whose cash compensation during 1996 exceeded $100,000 (the "Named Executive Officers") for the fiscal years ended December 28, 1996, December 30, 1995 and December 31, 1994:

                           SUMMARY COMPENSATION TABLE

                                                                            Long Term
                                             Annual Compensation       Compensation Awards
                                                                       -------------------

                                                                           Securities
         Name and             Fiscal                                       Underlying         All Other
    Principal Position         Year         Salary          Bonus            Options        Compensation(1)
    ------------------        -----         ------          -----          ----------       ------------
   Isador E. Mitzner           1996        $138,498          --                --               $1,236
     Chairman and              1995         230,015          --                --
     Chief Executive           1994         237,455          --                --
     Officer

   J. David Keller             1996        $142,964          --                --               $ 851
     President and             1995         154,860          --                --
            Secretary          1994         159,914          --                --

   Robert C. Aldworth (2)      1996        $228,035           --             200,000              --
     Executive Vice
     President and Chief
     Operating Officer



-------------------------

(1) Represents the Company's matching contribution under the Company's 401(k) Plan during the last fiscal year.

(2)     Mr. Aldworth joined the Company in January 1996.


        For fiscal 1995, Messrs. Mitzner, Keller and Aldworth were eligible for bonuses pursuant to an incentive plan upon the Company's attaining a threshold level of net income. Because such threshold was not reached, no bonuses were awarded for 1996. See "Report of the Compensation Committee on Executive Compensation."

EMPLOYMENT AGREEMENT

       On January 25, 1996, the Company entered into a two-year Employment Agreement with Robert C. Aldworth, pursuant to which Mr. Aldworth serves as Executive Vice President and Chief Operating Officer of the Company at a base annual salary of $250,000 per year. In addition, Mr. Aldworth is entitled to receive a bonus, not to exceed 40% of the base salary, in such amounts, at such times and subject to such conditions as are agreed between Mr. Aldworth and the Company's CEO, based upon the financial performance of the Company. Mr. Aldworth is also entitled to receive certain basic employee benefits such as medical and dental insurance. Pursuant to the Employment Agreement, Mr. Aldworth received an option to purchase an aggregate of 200,000 shares of the Company's common stock at a price of $2.375 per share, exercisable in five annual installments of 40,000 shares each. The Employment Agreement provides that in the event the Company terminates Mr. Aldworth without cause, the Company will pay Mr. Aldworth severance compensation equal to three month's base salary. In the event that Mr. Aldworth is terminated without cause after a Change in Control of the Company (as defined in the

Employment Agreement), Mr. Aldworth shall be entitled to receive payment of the base salary and existing benefits over the remaining term of the Employment Agreement.

        The Employment Agreement contains a non-competition provision prohibiting Mr. Aldworth from engaging in any "Competitive Activity" (as defined in the Employment Agreement) within a defined geographic area, for a period of 12 months following termination of employment.

        The following table presents information regarding fiscal 1996 grants of options to purchase shares of the Company's Common Stock to the Named Executive Officers:



                                        OPTION GRANTS IN FISCAL 1996

                                                                               INDIVIDUAL GRANTS
                                    ------------------------------------------------------------------------------------------------
                                                                            % of
                                        Number of Securities            Total Options
                                             Underlying                  Granted to              Exercise
                                               Options                  Employees in               Price               Expiration
         Name                                  Granted                   Fiscal Year              ($/Sh)                  Date
--------------------                    --------------------            -------------            --------              ---------
Isador E. Mitzner                                --                          --                     --                     --
J. David Keller                                  --                          --                     --                     --
Robert C. Aldworth                             200,000                      65.0                   2.375                 1/25/06


        The following table presents information regarding the number and value of unexercised options outstanding at December 28, 1996 for the Named Executive Officers. No stock options were exercised during fiscal 1996.

                                              FISCAL YEAR END OPTION VALUES

                                                                                                   Value of
                                             Number of Securities Underlying                      Unexercised
                                                   Unexercised Options                       In-the-Money Options
                                                   at Fiscal Year End                        at Fiscal Year End(1)
Name                                            Exercisable/Unexercisable                  Exercisable/Unexercisable
------------------------------------------------------------------------------------------------------------------------------
Isador E. Mitzner                                          --                                         --

J. David Keller                                            --                                         --

Robert C. Aldworth                                   40,000/160,000                                  $0/$0


------------------------------

(1) At December 28, 1996, the market value of the Company's common stock was below the exercise price of the options and thus, such options were not "in-the-money."


COMPENSATION OF DIRECTORS

    Non-employee directors are currently paid $5,000 per year and $500 per Board or committee meeting attended, plus their expenses in attending such meetings. Directors who are also Company employees are not additionally compensated for their services as members of the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Isador E. Mitzner, Chief Executive Officer of the Company, served as a member of the Compensation Committee of the Board of Directors during 1996, along with Nathan Koenigsberg and A Gordon Tunstall, non-employee directors of the Company. Mr. Koenigsberg resigned from the Board of Directors on December 10, 1996 and Mr. Tunstall has declined to stand for reelection to the Board of Directors for 1997. For 1997, the Compensation Committee will consist of Mr. Mitzner and Messrs. Kenneth L. Bernhardt and Irwin Lowenstein, each a non-employee director of the Company.

        Mr. Mitzner is the sole stockholder and director of T-Shirt Brokerage Services, Inc., which sells closeout and discounted goods. The Company did not purchase goods from T-Shirt Brokerage Services, Inc. in 1996, but sold goods to T-Shirt Brokerage Services, Inc. for $22,829.

        Mr. Koenigsberg, who resigned as a director of the Company in December 1996, is trustee of an employee stock ownership plan which owns the parent company of Print-Ons(R), a golf shirt manufacturing company. Mr. Koenigsberg is also the principal officer and stockholder of the parent company of Jonathan Corey(R), a golf and sport shirt manufacturer. During 1996, the Company purchased merchandise aggregating $8,315,333 from those two entities combined.

        Messrs. Mitzner and Keller are presently directors, executive officers and 75% and 25% stockholders, respectively of Ball Ground Reps, Inc. ("Ball Ground"), which acts as a commission sales representative for certain manufacturers. Ball Ground earned commissions on sales to the Company of $156,372 in 1996.

        Management believes that each of the above transactions was entered into on terms as favorable to the Company as could have been obtained from unaffiliated third parties, at the time such transactions were negotiated.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        See "Compensation Committee Interlocks and Insider Participation" which describes certain business relationships between the Company and certain of its directors.

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following Report of the Compensation Committee of the Board of Directors on Executive Compensation shall not be incorporated by reference into any such filings.


                        REPORT OF COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

        In accordance with proxy statement rules of the Securities and Exchange Commission, the Compensation Committee of the Board of Directors of the Company offers the following report regarding compensation policies for executive officers and the Chief Executive Officer of the Company with respect to compensation paid to such persons during the last fiscal year.

        During 1996, the Compensation Committee of the Company was comprised of Isador E. Mitzner, the Company's Chairman and Chief Executive Officer and Nathan Koenigsberg and A Gordon Tunstall, two non-employee directors of the Company. Mr. Koenigsberg resigned from the Board of Directors in December 1996 and Mr. Tunstall has declined to stand for reelection to the Board of Directors for 1997. For 1997, the Compensation Committee will be comprised of Mr. Mitzner and Kenneth L. Bernhardt and Irwin Lowenstein, each a non-employee director of the Company. It is the Committee's responsibility to establish the salaries, bonus and other compensation of the chief executive officer and other executive officers of the Company. In formulating its compensation policy and decisions, the Compensation Committee endeavors to provide a competitive compensation package that enables the Company to attract and retain key executives and to integrate compensation programs with the Company's annual and long- term business strategies and objectives and focus executive actions on the fulfillment of those objectives.

        The Company's executive compensation program generally consists of base salary, annual incentive compensation and long-term equity incentives in the form of stock options (except that through 1996, Messrs. Mitzner and Keller have not been eligible to participate in the Company's option plans). Base salaries for executive officers are reviewed and adjusted annually following a review of the Company's performance during the previous fiscal year, the individual's contribution to that performance and the individual's level of responsibility. For fiscal 1996, Messrs. Mitzner and Keller suggested and received significant reductions in their annual salaries to reflect the disappointing financial results of the Company during the prior fiscal year. To align executive officers' interests more closely with the interests of the shareholders of the Company, the Company's long-term compensation program emphasizes the grant of stock options exercisable for shares of common stock. The amount of such awards, if any, is determined from time to time by the Stock Option Committee and reviewed by the Compensation Committee. The Compensation Committee may take into account various factors in evaluating the size of stock option grants, including the need to attract and retain individuals who will provide valuable service to the Company.

        The Company's bonus program is directly tied to the Company's financial performance. During 1996, the Board of Directors implemented a new incentive bonus plan designed to align incentive awards with the Company's objectives of returning the Company to profitability and reducing inventory and accounts receivable levels. Incentive payouts to eligible participants (which include all salaried employees, including executive officers) would only occur if the Company's 1996 net income exceeded a specified target level. The plan provided that 50% of the Company's net income above the target amount would be available for payout to participants, up to a maximum per employee of 35% of his annual salary. Because the Company's financial performance in 1996 fell short of the threshold levels, no bonuses were paid under the bonus plan.

        In approving the compensation paid to Mr. Mitzner, the Company's Chief Executive Officer, in 1996, the Compensation Committee considered the following factors:

        (i) the reasonableness of Mr. Mitzner's salary in amount relative to that of chief executive officers of similarly placed public companies;

        (ii) the fact that Mr. Mitzner was already amply incentivised to have the Company perform well by virtue of his ownership of a substantial percentage of the common stock of the Company; and

        (iii) the fact that Mr. Mitzner offered to take a significant reduction in his annual salary to reflect the disappointing financial results of the Company during the prior fiscal year.

        With respect to the other executive officers of the Company, the Compensation Committee considered the salaries to be commensurate with those paid to similarly positioned executives in similar companies.




                                                              Isador E. Mitzner
                                                              A Gordon Tunstall



                      STOCKHOLDER RETURN PERFORMANCE GRAPH

        Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's common stock against the cumulative total return of the Nasdaq Market Index and a composite index for corporations in the same industry as the Company, classified by Standard Industrial Classification (SIC) code (the "Industry Index"), for the three-year period commencing January 25, 1994 (the date the Company's common stock commenced trading on the Nasdaq National Market) and ending December 28, 1996. The graph assumes that the value of the investment in the Company's common stock and each index was $100 on January 25, 1994. The change in cumulative total return is measured by dividing (i) the sum of (a) the cumulative amount of dividends for the period, assuming dividend reinvestment, and (b) the change in share price between the beginning and end of the period, by (ii) the share price at the beginning of the period. The Company has not paid any cash dividends.

                        COMPARE CUMULATIVE TOTAL RETURN
                         AMONG L.A. T SPORTSWEAR INC.,
                    NASDAQ MARKET INDEX AND INDUSTRY INDEX

            Co.          Industry         Broad NASD
12/31/94   67.12          105.37            97.24
12/30/95   23.29          140.56           126.13
12/28/96    7.04          162.98           156.74



L.A. T SPORTSWEAR             INDUSTRY INDEX

NASDAQ MARKET INDEX


                    ASSUMES $100 INVESTED ON JAN. 25, 1994
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDED DEC. 28, 1996

                         INDEPENDENT PUBLIC ACCOUNTANTS


         Deloitte & Touche LLP served as the independent auditors of the Company for the fiscal year ended December 28, 1996 and has been appointed by the Board of Directors to continue in that capacity in 1997. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders.


             ANNUAL REPORT TO STOCKHOLDERS AND REPORT ON FORM 10-K


         Additional information concerning the Company, including financial statements of the Company, is provided in the Company's 1996 Annual Report to Stockholders that accompanies this proxy statement. The Company's Annual Report on Form 10-K for the year ended December 28, 1996, as filed with the Securities and Exchange Commission, is available to stockholders who make a written request therefor to Mr. Robert C. Aldworth, at the offices of the Company, 1200 Airport Drive, Ball Ground, Georgia 30107. Copies of exhibits filed with that report or referenced therein will be furnished to stockholders of record upon request and payment of the Company's expenses in furnishing such documents.


                             STOCKHOLDER PROPOSALS


         Any proposal to be presented at next year's Annual Meeting must be received at the principal executive offices of the Company not later than December 27, 1997, directed to the attention of the Secretary, for consideration for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.


                                 OTHER MATTERS


         Management does not know of any matters to be brought before the meeting other than those referred to above. If any other matter properly comes before the meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

                                  By Order of the Board of Directors



                                  J. David Keller
                                  President and Secretary



Ball Ground, Georgia
April 25, 1997

                                                                       APPENDIX


                            L.A. T SPORTSWEAR, INC.

                               1200 AIRPORT ROAD
                           BALL GROUND, GEORGIA 30107

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS.

   The undersigned hereby appoints Isador E. Mitzner and Robert C. Aldworth, or either of them, with power of substitution to each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Stockholders of L.A. T SPORTSWEAR, INC. to be held on Thursday, May 22, 1997, at 10:00 a.m. at the offices of Smith, Gambrell & Russell, LLP, 3343 Peachtree Road, NE, Suite 1800, Atlanta, Georgia 30326-1010, and any adjournment thereof:

  1. To elect four (4) directors for a term of one year and until their successors are elected and have qualified.

      [ ]  FOR all nominees listed below       [ ]  WITHHOLD AUTHORITY to vote
           (except as marked to the                 for all nominees listed
           contrary below)                          below

           ISADOR E. MITZNER, J. DAVID KELLER, KENNETH L. BERNHARDT and
           IRWIN LOWENSTEIN

           INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
           NOMINEE WRITE THE NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

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  2.  To vote in accordance with their best judgment with respect to any other matters that may properly come before the meeting.


             (Continued and to be dated and signed on reverse side)

                             (Continued from front)

   THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ABOVE PROPOSAL AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

                                           Please date and sign this Proxy
                                           exactly as name(s) appears on the
                                           mailing label.

                                           -------------------------------------

                                           -------------------------------------

                                           Print Name(s):
                                                         -----------------------
                                           NOTE: When signing as an attorney,
                                           trustee, executor, administrator or
                                           guardian, please give your title as
                                           such. If a corporation or
                                           partnership, give full name by
                                           authorized officer. In the case of
                                           joint tenants, each joint owner must
                                           sign.

                                           Date:
                                                --------------------------------